As filed with the Securities and Exchange Commission on August 31, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

VALUECLICK, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0495335
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

30699 Russell Ranch Road, Suite 250
Westlake Village, California 91362

(Address of Principal Executive Offices) (Zip Code)

ValueClick, Inc. 2007 Employee Stock Purchase Plan

(Full title of the Plan)

Tom A. Vadnais
Chief Executive Officer
ValueClick, Inc.
30699 Russell Ranch Road, Suite 250
Westlake Village, California 91362

(Name and address of agent for service)

(818) 575-4500

(Telephone Number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, par value $0.001 per share	1,500,000 shares	$16.80	$25,200,000	$773.64

(1)           Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers additional securities that may be offered as a result of stock splits, stock dividends, or similar transactions, and pursuant to Rule 416(c) also covers an indeterminate amount of purchase rights to be issued pursuant to the employee benefit plan described herein.

(2)           Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, (the “Securities Act”) solely for the purpose of calculating the registration fee. The computation is based on the average of the high and low sale prices of ValueClick, Inc. Common Stock as reported on the NASDAQ Global Select Market on August 30, 2007, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  Such documents are not being filed with the Securities and Exchange Commission (the “SEC” or “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)           The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, including all material incorporated by reference therein, filed on March 1, 2007;

(b)           The Registrant’s Definitive Proxy Statement for the 2007 Annual Meeting of Stockholders filed on April 19, 2007;

(c)           The Registrant’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2007 and June 30, 2007, filed on May 8, 2007 and August 8, 2007, respectively;

(d)           The Registrant’s Current Reports on Form 8-K filed with the Commission on February 21, 2007; February 22, 2007; May 2, 2007; May 18, 2007; May 22, 2007; May 31, 2007; June 15, 2007; July 18, 2007; July 30, 2007; August 2, 2007; and August 23, 2007; and

(e)           The description of the Registrant’s Common Stock to be offered hereby contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on March 28, 2000.

In addition to the foregoing, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement.  Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.  Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

Not Applicable.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits indemnification of a corporation’s officers and directors under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

Article VII, Section I of our Bylaws provides that we will indemnify our directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or executive officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was our director or officer (or was serving at our request as a director or officer of another corporation) shall be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by us as authorized by the relevant section of the Delaware General Corporation Law.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Article VIII of our Amended and Restated Certificate of Incorporation provides that our directors shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or acts or omissions that involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law or (d) for any transaction from which the director derived any improper personal benefit.

We have entered into indemnification agreements with our directors and executive officers. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law as it may be amended from time to time. The indemnification agreements provide for us to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any action, suit or proceeding. In order to receive an advance of expenses, the individual must submit to us a statement or statements that reasonably evidence(s) such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification.

We have purchased directors’ and officers’ liability insurance.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

Exhibit Number	Exhibit

4.1	Registrant’s Registration Statements on Form 8-A filed with the Commission on March 28, 2000 and June 14, 2002 incorporated by reference pursuant to Items 3(f) and (g).

5.1	Opinion and consent of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers, LLP.

23.3	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (included on the signature pages to this Registration Statement on Form S-8).

99.1	ValueClick, Inc. 2007 Employee Stock Purchase Plan.

99.2	ValueClick, Inc. Employee Stock Purchase Plan Subscription Agreement – Authorization for Employee Withholding (U.S. employees).

99.3	ValueClick, Inc. Employee Stock Purchase Plan Subscription Agreement – Authorization for Employee Withholding (Europe employees).

Item 9.  Undertakings.

(a)   The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided however, that clauses (a)(1)(i) and (a)(l)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference into this Registration Statement;

(2)   That for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering.

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions incorporated by reference in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on this day of August 31, 2007.

VALUECLICK, INC.

By:	/s/ SCOTT H. RAY
Scott H. Ray
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tom A. Vadnais, Scott H. Ray and Scott Barlow, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TOM A. VADNAIS	Chief Executive Officer and	August 31, 2007
Tom A. Vadnais	Director (Principal Executive
Officer)

/s/ SCOTT H. RAY	Chief Financial Officer	August 31, 2007
Scott H. Ray	(Principal Financial Officer
and Principal Accounting
Officer)

/s/ JAMES R. ZARLEY	Executive Chairman of the	August 31, 2007
James R. Zarley	Board of Directors

/s/ MARTIN T. HART	Director	August 31, 2007
Martin T. Hart

/s/ DAVID S. BUZBY	Director	August 31, 2007
David S. Buzby

/s/ JEFFREY F. RAYPORT	Director	August 31, 2007
Jeffrey F. Rayport

/s/ JAMES A. CROUTHAMEL	Director	August 31, 2007
James A. Crouthamel

/s/ JAMES R. PETERS	Director	August 31, 2007
James R. Peters

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Registrant’s Registration Statements on Form 8-A filed with the Commission on March 28, 2000 and June 14, 2002 incorporated by reference pursuant to Items 3(f) and (g).

5.1	Opinion and consent of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers, LLP.

23.3	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (included on the signature pages to this Registration Statement on Form S-8).

99.1	ValueClick, Inc. 2007 Employee Stock Purchase Plan.

99.2	ValueClick, Inc. Employee Stock Purchase Plan Subscription Agreement – Authorization for Employee Withholding (U.S. employees).

99.3	ValueClick, Inc. Employee Stock Purchase Plan Subscription Agreement – Authorization for Employee Withholding (Europe employees).